Exhibit 3.11.5

SECOND AMENDMENT TO LIMITED LIABILITY

COMPANY AGREEMENT OF ET BERKSHIRE, LLC

THIS SECOND AMENDMENT TO LIMITED LIABILITY COMPANY AGREEMENT (“Second Amendment”) is entered into as of the 5th day of February, 2004 by ELDERTRUST OPERATING LIMITED PARTNERSHIP, a Delaware limited partnership (the “Operating Partnership”).

W I T N E S S E T H :

WHEREAS, the Operating Partnership, being the sole member of ET Berkshire, LLC, a Delaware limited liability company (the “LLC”), formed the LLC pursuant to that certain Certificate of Formation, dated December 17, 1998 and filed with the Delaware Secretary of State on December 19, 1998, as amended, and that certain Limited Liability Company Agreement of ET Berkshire, LLC, dated as of January 24, 2001, as amended by the First Amendment to Limited Liability Company Agreement of ET Berkshire, LLC, dated as of August 29, 2002 (as amended, the “Agreement”); and

WHEREAS, the Operating Partnership, being the sole member of the LLC (and no other members having ever been admitted to the LLC), desires to amend the Agreement pursuant to Section 9.1 thereof.

NOW, THEREFORE, the Agreement is hereby amended as follows:

1. Section 3.1 of the Agreement hereby is deleted in its entirety and, in lieu thereof, is inserted the following: “The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act and engaging in any and all activities necessary or incidental to the foregoing.”

2. Except as amended herein, the Agreement is hereby confirmed and shall remain in full force and effect.

3. All defined terms used in this Second Amendment shall have the meanings given them in the Agreement, unless otherwise defined in this Second Amendment.

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IN WITNESS WHEREOF, the undersigned has executed this Second Amendment, or has caused this Second Amendment to be executed, as of the date first written above.

ELDERTRUST OPERATING LIMITED PARTNERSHIP

By:	ELDERTRUST, its general partner

	By:	/s/ T. Richard Riney
	Name:	T. Richard Riney
	Title:	Secretary